 As filed with the Securities and Exchange Commission on April 18, 2000
                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                ROSS STORES, INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                                            94-1390387
(State of Incorporation)                       (I.R.S. Employer Identification
No.)

                      8333 Central Avenue, Newark, CA 94560
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                           2000 Equity Incentive Plan
             ------------------------------------------------------
                            (Full title of the plan)

                                  JOHN G. CALL
      Senior Vice President, Chief Financial Officer & Corporate Secretary
                               ROSS STORES, INC.
                      8333 Central Avenue, Newark, CA 94560
                                 (510) 505-4400
    -------------------------------------------------------------------------
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ---------------------
                                   Copies to:
                                Kathleen Loughnot
                                Ross Stores, Inc.
                               8333 Central Avenue
                            Newark, California 94560
                                 (510) 505-4400
                                       and
                            Stephen W. Fackler, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                           Palo Alto, California 94306
                                 (650) 843-5000

  Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.


                                       1.

                         CALCULATION OF REGISTRATION FEE

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
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                                                PROPOSED MAXIMUM         PROPOSED MAXIMUM
 TITLE OF SECURITIES TO                        OFFERING PRICE PER    AGGREGATE OFFERING PRICE
      BE REGISTERED          AMOUNT TO BE          SHARE (1)                                        AMOUNT OF
                              REGISTERED                                                         REGISTRATION FEE

Common Stock par           4,000,000 shares        $23.34375                $93,375,000              $24,651
value $0.01
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

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  (1)   Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The price is based upon the average of the high and low prices for the Common Stock as reported on the NASDAQ National Market System on April 12, 2000.

  ----------------------------------------------------------------------------
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                                       2.

                                    PART III

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

ITEM 3.  INCORPORATION BY REFERENCE OF CONTENTS OF

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         1. Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1999;

         2. Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 1999;

         3. Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1999;

         4. Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 30, 1999;

         5. The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-B (No. 0-14678, effective September 1, 1989), filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description. This Form 8-B registration statement was filed by the Registrant as successor to Ross Stores, Inc., a California corporation.

ITEM 4.  DESRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED AND EXPERT COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Bylaws of the Registrant provide for the indemnification of the Registrant's officers and directors against certain liabilities and expenses relating to lawsuits and other proceedings in which they may become involved.
Section 145 of the Delaware General Corporations Law also provides for indemnification of a corporation's directors and officers under certain circumstances. Section 145 of the Delaware General Corporations Law and the Bylaws of the Registrant contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act.

         The Registrant provides indemnity insurance pursuant to which its directors and officers are indemnified or insured under certain circumstances against certain liabilities or losses, including liabilities under the Securities Act. The Registrant has obtained stockholder approval to enter into indemnity agreements with its respective directors and officers. Each agreement provides for indemnification of the fines, settlements and other amounts incurred by such director or officer. The indemnification agreements also provide for the advance payment by the Company of expenses incurred in defending any proceeding to which an officer executed an undertaking, acceptable to the relevant board of directors, agreeing to repay all amounts advanced for defense of the proceeding if it shall be ultimately determined that such director or officer was not entitled to be indemnified in accordance with Section 145 of the Delaware General Corporations Law.

         The Registrant understands that the staff of the Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.


                                       3.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER
------

5.1               Opinion of Cooley Godward LLP.

15                Letter re:  unaudited interim financial information

23.1              Consent of Deloitte & Touche LLP.

23.2              Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1              Power of Attorney.  Reference is made to page 5 of this Registration Statement.

99.1              2000 Equity Incentive Plan.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       4.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on April 14, 2000.

                                      ROSS STORES, INC.

                                       By: /s/ Michael Balmuth
                                          --------------------------------------
                                          Michael Balmuth
                                          Vice Chairman of the Board and Chief
                                          Executive Officer
                                          (Principal executive officer)

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Balmuth and John G. Call, and each of them, his or her attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                                        DATE
---------                                   -----                                        ----

/s/ Michael Balmuth
----------------------------------          Vice Chairman of the Board and Chief        April 14, 2000
  Michael Balmuth                           Executive Officer (Principal Executive
                                            Officer)
/s/ John G. Call
----------------------------------          Senior Vice President, Chief Financial      April 14, 2000
John G. Call                                Officer and Corporate Secretary
                                            (Principal Financial and Accounting
                                            Officer)
/s/ Norman A. Ferber
----------------------------------          Chairman of the Board                       April 14, 2000
  Norman A. Ferber

/s/ Stuart G. Moldaw
----------------------------------          Chairman Emeritus and Director              April 14, 2000
  Stuart G. Moldaw


                                       5.

/s/ Lawrence M. Higby
----------------------------------          Director                                    April 14, 2000
  Lawrence M. Higby

/s/ George P. Orban
----------------------------------          Director                                    April 14, 2000
  George P. Orban

/s/ Philip Schlein
----------------------------------          Director                                    April 14, 2000
  Philip Schlein

/s/ Donald H. Seiler
----------------------------------          Director                                    April 14, 2000
  Donald H. Seiler

/s/ Donna L. Weaver
----------------------------------          Director                                    April 14, 2000
  Donna L. Weaver

                                  EXHIBIT INDEX

        EXHIBIT
        NUMBER                                    DESCRIPTION

        5.1          Opinion of Cooley Godward LLP.

        15           Letter re:  unaudited interim financial information

        23.1         Consent of Deloitte & Touche LLP.

        23.2         Consent of Cooley Godward LLP.  Reference is made to
                     Exhibit 5.1.

        24.1 Power of Attorney. Reference is made to page 5 of this Registration Statement.

        99.1         2000 Equity Incentive Plan


                                       6.